Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 13, 2026 in this registration statement on Form F-3 with respect to the combined financial statements of REAL PROSPECT LIMITED (the “Company”) and its subsidiaries (the “Group”) as of June 30, 2024 and 2025 and for the years ended June 30, 2024 and 2025, appearing in this Form F-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

August 7, 2026